UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported:  July 19, 2011

                         AMR CORPORATION                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
   (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financing Obligation

American Airlines, Inc. (American), a wholly owned subsidiary of AMR Corporation, entered into landmark agreements with Airbus and Boeing that will allow it to replace and transform American’s narrowbody fleet over five years and solidify its fleet plan into the next decade. These new aircraft will allow American to reduce its operating and fuel costs and deliver state-of-the-art amenities to customers, while maximizing financial flexibility for American.  Under the new agreements, American plans to acquire 460 narrowbody aircraft from the Boeing 737 and Airbus A320 families beginning in 2013 through 2022.  American also has purchase rights and options through 2025 for an additional 465 aircraft from these families.  As part of these agreements, starting in 2017, American will become the first network U.S. airline to begin taking delivery of “next generation” Airbus and Boeing narrowbody aircraft that will further accelerate fuel-efficiency gains.  These new deliveries are expected to pave the way for American to have the youngest and most fuel-efficient fleet among its U.S. airline peers in approximately five years.  In addition, the manufacturers have committed financing to American of approximately $13 billion through lease transactions, which covers the first 100 Boeing deliveries and the first 130 Airbus deliveries.

American entered into agreements (the Boeing Agreements) with The Boeing Company (Boeing) on July 19, 2011 to acquire 100 additional Boeing 737 Next Generation aircraft (the firm NG Aircraft), which, subject to certain limitations, may consist of Boeing 737-700, 737-800, or 737-900 ER aircraft.  The firm NG Aircraft include three Boeing 737-800 aircraft for which American exercised purchase rights on June 30, 2011.  Twenty of the firm NG Aircraft are scheduled to be delivered in each of the years 2013-2017.  Under the Boeing Agreements,  American also expects to acquire 100 Boeing 737 Next Generation “re-engined” aircraft (the Re-Engined NG Aircraft), to be equipped with new, more fuel efficient engines.    American’s acquisition of Re-Engined NG Aircraft is subject to a number of conditions, including Boeing’s approval of the launch of the Boeing 737 re-engined aircraft program and negotiation of definitive agreements with Boeing to acquire such aircraft.  If acquired, 20 Re-Engined NG Aircraft would be scheduled to be delivered in each of the years 2018-2022.  In addition, under the Boeing Agreements, American acquired purchase rights for 40 additional Boeing 737 Next Generation Aircraft, which, if exercised, would be delivered in the years 2015-2018, and purchase rights for 60 additional Boeing 737 Next Generation “re-engined” aircraft, which, if exercised, would be delivered in the years 2020-2025.  Boeing agreed to provide primary lease financing to American for the firm NG Aircraft.  If American elects to use this lease financing on any firm NG Aircraft, then subject to certain terms and conditions, including the absence of defaults under certain other agreements, BCC Equipment Leasing Corporation (a subsidiary of Boeing) or a third party arranged by Boeing will enter into a lease for such aircraft with American for an initial term of ten years.  Each lease will include customary terms and conditions, including covenants regarding maintenance, operation, registration, liens and insurance with respect to the aircraft, as well as defaults relating to payment and performance of lease obligations and certain cross-default arrangements.  If American does not elect to lease any firm NG Aircraft using the lease financing provided by Boeing, American may purchase such aircraft using other financing provided by a third party and arranged directly by American.

American entered into agreements (the Airbus Agreements) with Airbus S.A.S. (Airbus) on July 20, 2011.  Under the Airbus Agreements, American committed to lease 130 Airbus current generation A320 family aircraft (the firm Current Generation Airbus Aircraft) which, subject to certain limitations, may consist of A319, A320 or A321 Aircraft, and committed to purchase 130 Airbus A320 family “new engine option” aircraft (the firm NEO Airbus Aircraft), to be equipped with new, more fuel efficient engines.  Between 20-35 of the firm Current Generation Airbus Aircraft are scheduled to be delivered in each of the years 2013-2017.  Ten firm NEO Airbus Aircraft are scheduled to be delivered in 2017 and thereafter between 20-25 firm NEO Airbus Aircraft are scheduled to be delivered in each of the years 2018-2022.  In addition,  American acquired 70 options and 15 purchase rights for additional Airbus current generation A320 family aircraft, which, if exercised, would be delivered in years 2014-2017, and options for 280 additional Airbus A320 family “new engine option” aircraft, which, if exercised, would be delivered in the years 2017-2025.  Under the Airbus Agreements, subject to American’s rights to purchase firm Current Generation Airbus Aircraft in certain circumstances, and subject to certain terms and conditions, including the absence of defaults under certain other agreements, the firm Current Generation Airbus Aircraft will be financed under leases with initial terms of ten years with Airbus or one of its affiliates, or with a third party arranged by Airbus.  The leases will include customary terms and conditions, including covenants regarding maintenance, operation, registration, liens and insurance with respect to the aircraft, as well as defaults relating to payment and performance of lease obligations and certain cross-default arrangements.

American’s total purchase commitments are expected to be approximately $10.3 billion at the end of the third quarter 2011, reflecting the firm orders from these transactions and aircraft purchase deliveries and purchase deposits paid during the quarter.  Future minimum lease payments required under capital and operating leases that have initial or remaining non-cancelable lease terms in excess of a year as of the end of the third quarter are expected to be approximately $24.3 billion.  In addition to other financing previously arranged by American, the manufacturers have committed financing to American of $13 billion through lease transactions, which covers the first 100 Boeing deliveries and first 130 Airbus deliveries.

As of July 25, 2011, payments for aircraft purchase commitments for firm orders outstanding, including commitments under these agreements as well as American’s other outstanding aircraft purchase commitments, will approximate $532 million for the remainder of 2011, $1.3 billion in 2012, $1.4 billion in 2013, $267 million in 2014, $198 million in 2015, and $154 million for 2016, net of purchase deposits expected to be held by the manufacturers.

The above commitments represent 12, 30, 21, 2, 2, and 2 purchased aircraft scheduled for delivery in the remainder of 2011, 2012, 2013, 2014, 2015 and 2016, respectively which includes a Boeing 777-300ER aircraft option exercised in July 2011, and purchase deposits for the leased aircraft described above.  As of today, American has arranged financing commitments covering all of the aircraft scheduled to be delivered between 2011 and 2016, except 15 widebody aircraft that it intends to finance at a later time.

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. When used in this report, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s intentions and expectations regarding acquisitions and financings of aircraft, and the benefits to the Company thereof. All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations. Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and Report on Form 10-Q for the quarter ending June 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  July 25, 2011